UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2023

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Constellation Brands, Inc. (the “Company”) was held virtually on July 18, 2023. The final voting results on each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:

1. Election of Directors.

The stockholders elected eleven nominees to the Company's Board of Directors to serve for a one-year term extending until the 2024 annual meeting of stockholders and their successors are duly elected and qualified. The eleven directors were elected by a majority of the votes cast by the holders of the shares entitled to vote in person or represented by proxy at the Annual Meeting as set forth below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Christy Clark	149,176,934	4,907,022	119,716	13,771,290
Jennifer M. Daniels	139,932,256	14,152,561	118,855	13,771,290
Nicholas I. Fink	150,953,855	3,124,729	125,088	13,771,290
Ernesto M. Hernández	143,821,110	10,253,776	128,786	13,771,290
Susan Somersille Johnson	148,603,512	5,481,936	118,224	13,771,290
José Manuel Madero Garza	146,661,695	7,418,032	123,945	13,771,290
Daniel J. McCarthy	146,598,624	7,470,841	134,207	13,771,290
William A. Newlands	152,225,058	1,851,638	126,976	13,771,290
Richard Sands	129,074,714	24,998,888	130,070	13,771,290
Robert Sands	124,910,285	28,357,217	936,170	13,771,290
Judy A. Schmeling	146,761,777	7,310,885	131,010	13,771,290

2. Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending February 29, 2024.

The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024, as set forth below:

Votes For:	164,246,085
Votes Against:	3,610,428
Abstentions:	118,449
Broker Non-Votes:	—

3. Proposal to Approve, by an Advisory Vote, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement.

The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth below:

Votes For:	136,360,930
Votes Against:	17,560,728
Abstentions:	282,014
Broker Non-Votes:	13,771,290

4. Proposal to Approve, by an Advisory Vote, the Frequency of Future Advisory Votes Regarding Executive Compensation.

The stockholders voted for one year as the preferred frequency of future advisory votes on executive compensation as set forth below:

One Year:	152,625,791
Two Years:	116,848
Three Years:	1,314,316
Abstentions:	146,717
Broker Non-Votes:	13,771,290

In light of the foregoing voting results and other factors, following the Annual Meeting, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on the compensation of its named executive officers. Unless the Board of Directors subsequently determines otherwise, the Company will continue to hold annual advisory votes until the next stockholder advisory vote on the frequency of advisory votes on the compensation of its named executive officers. The regulations of the Securities and Exchange Commission provide that the Company must hold a vote on the frequency of advisory votes on the compensation of its named executive officers at least once every six years.

5. Stockholder Proposal Regarding Greenhouse Gas Emissions.

The stockholders did not approve a stockholder proposal regarding greenhouse gas emissions as set forth below:

Votes For:	47,767,994
Votes Against:	105,301,304
Abstentions:	1,134,374
Broker Non-Votes:	13,771,290

6. Stockholder Proposal Regarding Circular Packaging.

The stockholders did not approve a stockholder proposal regarding circular packaging as set forth below:

Votes For:	38,718,684
Votes Against:	114,270,768
Abstentions:	1,214,220
Broker Non-Votes:	13,771,290

Item 8.01	Other Events.
Following the Annual Meeting, the Company’s Board of Directors made the following appointments:

•José Manuel Madero Garza was appointed interim independent Board Chair;
•Judy A. Schmeling was re-appointed Chair of the Audit Committee;
•Jennifer M. Daniels was appointed Chair of the Corporate Governance, Nominating, and Responsibility Committee; and
•Ernesto M. Hernández was appointed Chair of the Human Resources Committee.

The Corporate Governance, Nominating, and Responsibility Committee and the Board of Directors have commenced a search for an independent Board Chair and have engaged an external advisor to assist them in that search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer